Exhibit 99.1
PROS Holdings, Inc. Reports First Quarter 2010
Financial Results
•	First quarter total revenue of $17.3 million.

•	GAAP income from operations of $0.8 million, and net income of $0.5 million or $0.02 per diluted share for the first quarter.

•	Non-GAAP income from operations of $2.2 million, and net income of $1.3 million or $0.05 per diluted share for the first quarter.

•	Cash and cash equivalents of $61.6 million and no debt.
Houston, Texas — May 5, 2010 — PROS Holdings, Inc. (NYSE: PRO), a leading provider of pricing and margin optimization science and software, today announced financial results for the first quarter ended March 31, 2010.
Total revenue for the first quarter of 2010 was $17.3 million, at the high end of the company’s guided range. License and implementation revenue was $10.3 million and maintenance and support revenue was $7.0 million.
Bert Winemiller, Chairman and CEO, stated, “We are pleased with our financial performance in the first quarter of 2010 especially while we continue to invest in our product and sales and marketing efforts. In addition to meeting the high end of our revenue expectations in the first quarter, sales activity resulted in growth in our overall backlog levels from the end of the fourth quarter. We recently made good progress in growing our pricing partner and influencer ecosystem including a formal global alliance agreement with Deloitte Consulting and further strengthening our technology partnerships with Microsoft, SAP and Oracle. Our continuing focus on customer satisfaction and implementation success resulted in PROS being selected as ‘2010 Strategic Partner Vendor of the Year’ by a large distributor of office products. We are pleased that interest in PROS’ science-based pricing and margin optimization software continues to increase as demonstrated by the success of our NYSE Pricing Summit, and third-party recognition of the power of pricing which helps to grow our long-term opportunities.”
For the quarter ended March 31, 2010, PROS reported income from operations, in accordance with generally accepted accounting principles (“GAAP”), of $0.8 million compared with $2.7 million in the first quarter of 2009. GAAP net income in the quarter was $0.5 million, or $0.02 per diluted share, compared with $2.0 million, or $0.08 per diluted share, in the first quarter of 2009. The effective GAAP tax rate was approximately 39% and 28% for the three months ended March 31, 2010 and 2009, respectively.
For the quarter ended March 31, 2010, non-GAAP income from operations was $2.2 million compared with $3.8 million for the same period in 2009. Non-GAAP net income was $1.3 million, or $0.05 per diluted share, compared with non-GAAP net income of $2.8 million, or $0.11 per diluted share, in the first quarter of 2009. These non-GAAP results in the first quarter of 2010 and 2009 exclude $1.4 million and $1.2 million, respectively, of non cash share-based compensation charges. Without the reinstatement of the Research and Experimentation (“R&E”) tax credit, the effective non-GAAP tax rate was also approximately 39% and 28%, respectively.
The change in the GAAP and non-GAAP tax rates was principally due to the expiration of the R&E tax credit. At the end of 2009, Congress recessed without reinstating the R&E tax credit beyond the current expiration date of

December 31, 2009. Since its enactment in 1981, Congress has reinstated on a retroactive basis the R&E tax credit several times.
Charles Murphy, Executive Vice President and CFO, stated, “We are pleased to have recorded our second quarter of sequential revenue growth. Even in this challenging economy we were able to maintain a good level of profitability with non-GAAP operating margin of 13% for the quarter. Our strong balance sheet, with over $61 million in cash and no debt, and history of profitability and positive cash flow positions us favorably as customers consider vendor viability when making purchasing decisions. The economy is showing signs of improving and our booking trends seem positive as well. Some of the recent sales will result in revenue recognition over a longer period of time due to the mix of these transactions and contract terms. Our backlog growth makes us cautiously optimistic for our long-term prospects.”
The attached table provides a reconciliation of GAAP to non-GAAP income from operations and net income as well as net income per share available to common stockholders for the first quarter ended March 31, 2010 and 2009.
Financial Outlook
Based on information as of today, PROS is providing the following outlook for the second quarter of 2010:
Second Quarter of Fiscal Year 2010:
•	The Company expects total revenue in the range of $17.3 million to $17.7 million.

•	The Company is projecting a GAAP loss from operations of $1.4 million to $1.8 million and GAAP loss per share of ($0.03) to ($0.04). Loss per share is based on an estimated weighted average of 26.0 million basic shares outstanding.

•	The Company is projecting non-GAAP income from operations of $1.6 million to $2.0 million and non-GAAP diluted earnings per share of $0.04 to $0.05. Non-GAAP income from operations for the second quarter excludes estimated non-cash share-based compensation charges of approximately $2.1 million and estimated litigation expenses of approximately $1.2 million. Earnings per share are based on an estimated weighted average of 26.8 million diluted shares outstanding.
The GAAP projections provided above are based on an estimated tax rate of 36% assuming the R&E tax credit is not reinstated. Should the R&E tax credit be reinstated the effect will be recorded at the time it is reinstated. Non-GAAP projections provided above are based on an estimated tax rate of 31% assuming the R&E tax credit is reinstated in 2010. Congress has reinstated on a retroactive basis the R&E tax credit several times since its enactment in 1981 and PROS believes Congress will do so in 2010, but we are uncertain as to the timing of reinstatement. However, until the credit is reinstated, we anticipate the overall tax rate will be approximately 36%. For the second quarter, there is no expected impact on Non-GAAP diluted earnings per share if the R&E tax credit is not reinstated.
As previously disclosed, PROS has been involved in a lawsuit with a customer. The trial is expected to occur in the first quarter of 2011, and we expect to incur litigation costs of approximately $1.2 million during the second quarter related to this lawsuit, increasing on a quarterly basis. For comparison purposes, we are excluding these expenses from the non-GAAP financial outlook provided above.
Conference Call
In conjunction with this announcement, PROS Holdings, Inc. will host a conference call on May 5, 2010, at 4:30 p.m. (EST) to discuss the company’s financial results. To access this call, dial (866) 383-8009 (domestic) or (617) 597-5342 (international). The pass code for the call is 46794343. Additionally, a live web cast of the conference call will be available in the “Investor Relations” section of the Company’s web site at www.prospricing.com.
Following the conference call, a replay will be available at (888) 286-8010 (domestic) or (617) 801-6888 (international). The replay pass code is 42924969. An archived web cast of this conference call will also be available in the “Investor Relations” section of the Company’s web site at www.prospricing.com.

About PROS
PROS Holdings, Inc. (NYSE: PRO) is a leading provider of pricing and margin optimization software products, specializing in price analytics, price execution, and price optimization. By using PROS’ software products, companies gain insight into their pricing strategies, identify pricing-based profit leaks, optimize their pricing decision making and improve their business processes and financial performance. PROS’ software products implement advanced pricing science, which includes operations research, forecasting and statistics. PROS high performance software architecture supports real-time high volume transaction processing and allows PROS to handle the processing and database requirements of the most sophisticated and largest customers, including customers with 100’s of simultaneous users and sub-second electronic transactions. PROS provides professional services to configure its software products to meet the specific pricing needs of each customer. PROS has implemented over 250 solutions across a range of industries in more than 40 countries.
Founded in 1985, PROS is headquartered in Houston, Texas. Today, PROS has over 350 employees, more than 100 with advanced degrees and over 25 with Ph.D.s. To learn more about PROS, please visit www.prospricing.com.
Forward-looking Statements
This press release contains forward-looking statements, including statements about PROS’ future financial performance, the interest, stabilization and demand of customers in PROS’ target market of pricing and margin optimization, the growth of PROS pricing partner and influencer ecosystem, PROS’ markets, product development, the demand for PROS solutions, the performance of PROS solutions, the predictability of the PROS business and PROS’ effective tax rate and the reinstatement of the R&E tax credit. The forward-looking statements contained in this press release are based upon PROS’ historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates or expectations will be achieved. Factors that could cause actual results to differ materially from those described herein include: (a) the risk that the continued slowdown in the economy has on PROS’ sales cycles, prospects’ and customers’ spending decisions and timing of implementation decisions, (b) PROS’ ability to sell its solutions and successfully install and deliver the products and services at levels required to meet its future financial performance expectations, (c) PROS’ ability to develop and sell new products and product enhancements with the required technical specifications and functionality desired by customers, (d) the ability of the market for enterprise pricing and margin optimization software to grow, (e) the ability of the PROS revenue model to continue to provide the level of predictability to the PROS business which it historically has provided, (f) PROS’ ability to maintain its current level of gross margins, (g) PROS’ ability to maintain historical maintenance renewal rates, (h) PROS’ ability to deliver its solutions according to the acceptance criteria of its customers and the avoidance of dispute related thereto, (i) the costs of litigation related to the existing customer dispute; (j) PROS’ successful implementation of its solutions without modification or negotiation of contractual arrangements; (j) the impact of the R&E tax credit if reinstated and (k) the impact of currency fluctuations on our results of operations. Additional information relating to the uncertainty affecting the PROS business are contained in PROS’ filings with the Securities and Exchange Commission. These forward-looking statements represent PROS’ expectations as of the date of this press release. Subsequent events may cause these expectations to change, and PROS disclaims any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise.
Non-GAAP Financial Measures
PROS has provided in this release certain financial information that has not been prepared in accordance with GAAP. This information includes non-GAAP income from operations, net income and diluted earnings per share. PROS uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating PROS’ ongoing operational performance. As noted, the non-GAAP financial measures discussed above for the first quarter are non cash share-based compensation charges for the quarter ended March 31, 2010 of $1.4 million, pursuant to GAAP stock-based compensation.
Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-

GAAP measures to their most directly comparable GAAP financial measure as detailed above. A reconciliation of GAAP to the non-GAAP financial measures has been provided in the tables included as part of this press release. PROS use of non-GAAP financial measures may not be consistent with the presentations by similar companies in PROS industry.
Investor Contact:
PROS Investor Relations
Tel: 713-335-5879
e-mail: ir@PROSpricing.com
Media Contact:
PROS Corporate Communications
Tel: 713-335-5197
e-mail: corpcomm@PROSpricing.com

PROS HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)
(Unaudited)

	March 31,	December 31,
	2010	2009
Assets:
Current assets:
Cash and cash equivalents	$61,628	$62,449
Accounts and unbilled receivables, net of allowance of $1,300	18,999	12,035
Prepaid expenses and other current assets	4,095	4,143

Total current assets	84,722	78,627
Property and equipment, net	3,018	2,959
Other long term assets, net	3,845	3,743

Total assets	$91,585	$85,329

Liabilities and stockholders’ equity:
Current liabilities:
Accounts payable	$1,768	$1,198
Accrued liabilities	2,699	3,199
Accrued payroll and other employee benefits	3,813	4,510
Deferred revenue	19,525	14,099
Other current liabilities	4,866	4,866

Total current liabilities	32,671	27,872
Long-term deferred revenue	2,181	2,418

Commitments and contingencies

Stockholders’ equity:
Common stock, $0.001 par value, 75,000,000 shares authorized, 30,427,177 and 30,163,508 shares issued, respectively,26,009,592 and 25,745,923 shares outstanding,respectively	30	30
Additional paid-in capital	64,660	63,439
Treasury stock, 4,417,585 common shares, at cost	(13,938)	(13,938)
Retained earnings	5,981	5,508

Total stockholders’ equity	56,733	55,039

Total liabilities and stockholders’ equity	$91,585	$85,329

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

PROS HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share data)
(Unaudited)

	For the Three Months
	Ended March 31,
	2010	2009
Revenue:
License and implementation	$10,372	$11,924
Maintenance and support	6,955	6,102

Total revenue	17,327	18,026

Cost of revenue:
License and implementation	3,220	3,592
Maintenance and support	1,495	1,226

Total cost of revenue	4,715	4,818

Gross profit	12,612	13,208
Gross margin	72.8%	73.3%

Operating expenses:
Selling, general and administrative	6,632	5,505
Research and development	5,214	5,048

Total operating expenses	11,846	10,553

Income from operations	766	2,655

Other income:
Interest income	11	90

Income before income tax provision	777	2,745
Income tax provision	306	755

Net income	$471	$1,990

Net earnings attributable to common stockholders per share:
Basic	$0.02	$0.08
Diluted	$0.02	$0.08

Weighted average number of shares:
Basic	25,912,444	25,706,306
Diluted	26,551,166	26,120,638
The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

PROS HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS — RECONCILIATION
OF GAAP TO NON-GAAP
(Dollars in thousands, except per share data)
(Unaudited)
We use these Non-GAAP financial numbers to assist us in the management of the Company because we believe that this information provides a more consistent and complete understanding of the underlying results and trends of the ongoing business due to the uniqueness of these charges.

	For the Three Months
	Ended March 31,
	2010	2009
Net income	$471	$1,990

GAAP stock-based compensation:
Cost of revenue	233	179
Selling, general and administrative	796	586
Research and development	390	387

Total operating expenses	1,419	1,152

Tax impact of stock-based compensation	(559)	(317)

Total non-GAAP tax impact	(559)	(317)

Non-GAAP net income	$1,331	$2,825

Basic	$0.05	$0.11
Diluted	$0.05	$0.11

Shares used in computing net income per common share:
Basic	25,912,444	25,706,306
Diluted	26,551,166	26,120,638

PROS HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS — RECONCILIATION
OF GAAP TO NON-GAAP
(Dollars in thousands)
(Unaudited)
We use these Non-GAAP financial numbers to assist us in the management of the Company because we believe that this information provides a more consistent and complete understanding of the underlying results and trends of the ongoing business due to the uniqueness of these charges.

	For the Three Months
	Ended March 31,
	2010	2009
Income from operations	$766	$2,655

GAAP stock-based compensation	1,419	1,152

Non-GAAP income from operations	$2,185	$3,807

Non-GAAP income from operations %	12.6%	21.1%

GAAP — gross profit	$12,612	$13,208

GAAP stock-based compensation	233	179

Non-GAAP gross profit	$12,845	$13,387

Non-GAAP gross margin	74.1%	74.3%

GAAP — cost of license and implementation	$3,220	$3,592

GAAP stock-based compensation	233	179

Non- GAAP — cost of license and implementation	$2,987	$3,413

Non-GAAP cost license and implementation margin	71.2%	71.4%

GAAP — selling, general and administrative	$6,632	$5,505

GAAP stock-based compensation	796	586

Non- GAAP — selling, general and administrative	$5,836	$4,919

GAAP — research and development	$5,214	$5,048

GAAP stock-based compensation	390	387

Non- GAAP — research and development	$4,824	$4,661

PROS HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)
(Unaudited)

	For the Three Months
	Ended March 31,
	2010	2009
Operating activities:
Net income	$471	$1,990
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	330	319
Stock-based compensation	1,419	1,152
Excess tax benefits on vesting of restricted stock units	(532)	—
Provision for doubtful accounts	—	40
Amortization of capitalized costs	37	60
Changes in operating assets and liabilities:
Accounts receivable	(6,189)	(601)
Unbilled receivables	(795)	(889)
Prepaid expenses and other	309	250
Accounts payable, accrued liabilities, accrued contract labor and accrued payroll	(625)	(1,831)
Deferred revenue	5,190	(348)

Net cash (used in) provided by operating activities	(385)	142

Investing activities:
Purchases of property and equipment	(240)	(118)

Net cash used in investing activities	(240)	(118)

Financing activities:
Proceeds from the exercise of stock options	76	17
Excess tax benefits on vesting of restricted stock units	532	—
Tax withholding related to net share settlement of restricted stock units	(804)	—

Net cash (used in) provided by financing activities	(196)	17

Net (decrease) increase in cash and cash equivalents	(821)	41
Cash and cash equivalents:
Beginning of period	62,449	51,979

End of period	$61,628	$52,020